SMITH BARNEY NATURAL RESOURCES FUND INC.
10f-3 REPORT
December 1, 1998 through February 28, 1999

			Trade					           Purchase
	% of
Issuer			Date	Selling Dealer		Shares
	Price		Issue

Serena Software		2/12/99	Hambrecht & Quist		$2,600
	$13.000		0.00%